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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-26311, File No. 333-26313, File No. 333-26315, File No. 333-26317, File No. 333-39765, File No. 333-80869, and File
No. 333-118296) of The Sportsman's Guide, Inc. of our report dated March 8, 2004 relating to the financial statements of The Golf Warehouse, L.L.C., which appears in the Current Report on Form 8-K of The Sportsman's Guide, Inc. dated June 29, 2004.



PricewaterhouseCoopers LLP

Tulsa, Oklahoma
September 13, 2004